Exhibit 99.1

Cemtrex Announces Share Repurchase Authorization

New York, NY –January 15, 2020 – Cemtrex Inc. (Nasdaq: CETX), a leading multi-industry technology company that is driving innovation in a wide range of consumer and commercial sectors, announced today that its Board of Directors has approved a new share repurchase authorization for the Company’s common stock, and series 1 preferred stock, under which the Company may repurchase up to two million of its outstanding shares of each class, over three years, depending on market conditions.

Under the stock repurchase program, the Company intends to repurchase shares through open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act.

About Cemtrex

Cemtrex, Inc. (NASDAQ; CETX) is the manufacturer of the SmartDesk, the world’s most advanced workstation. Cemtrex is a diversified technology company that is driving innovation in a wide range of sectors, including smart technology, virtual and augmented realities, advanced electronic systems, industrial solutions, and intelligent security systems. www.cemtrex.com

About Cemtrex

Safe Harbor Statement

This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. This release may contain Non-GAAP financial information and are not calculated or presented in accordance with US GAAP. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions.

For further information, please contact:

Investor Relations

Cemtrex, Inc.

Phone: 631-756-9116

investors@cemtrex.com